EXHIBIT 10-D
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                                   PURCHASE AGREEMENT
                                 (MOBL/Carlyle Contract)


       THIS PURCHASE AGREEMENT is made and entered into as of the 28th day of April, 1997, by and between CARLYLE REAL ESTATE LIMITED PARTNERSHIP-IX, an Illinois limited partnership ("SELLER"), and MEDICAL OFFICE BUILDINGS, LTD., a Washington limited partnership ("BUYER").

                                     R E C I T A L S
                                     ---------------

       A. Seller and Buyer are the sole partners in WRIGHT-CARLYLE PARTNERS, a California general partnership (the "OPERATING PARTNERSHIP"), which is governed by that certain partnership agreement (the "OPERATING PARTNERSHIP AGREEMENT") captioned "ARTICLES OF PARTNERSHIP OF WRIGHT-CARLYLE PARTNERS", dated as of December 27, 1979, by and among Seller and Buyer.

       B. The primary asset of the Operating Partnership is a leasehold estate (the "LEASEHOLD ESTATE") in a medical office complex (the
"PROPERTY") located on West Third Street in Los Angeles, California, and commonly known as the "Cedars-Sinai Medical Office Complex".

       C. On March 20, 1997, the Operating Partnership entered into a contract (the "ARDEN SALE CONTRACT") with Arden Realty Limited Partnership, a Maryland limited partnership ("ARDEN"), providing for a sale of the Property, subject to Buyer's right of first opportunity under Section 6.2D of the Operating Partnership Agreement. A copy of the Arden Sale Contract is attached as Exhibit "A".

       D. On April 21, 1997, Buyer exercised its right of first opportunity under Section 6.2D of the Operating Partnership Agreement to purchase Seller's partnership interest (the "SUBJECT PARTNERSHIP INTEREST") in the Operating Partnership for a purchase price and terms that will produce for Seller the same consideration at the same time or times as Seller would have received if the Operating Partnership had been dissolved and wound up following such sale and the proceeds of such sale and other assets of the Operating Partnership distributed to the partners of the Operating Partnership in accordance with the provisions of the Operating Partnership Agreement.

       E. Buyer and Seller desire to enter into this Agreement to confirm the terms upon which the Subject Partnership Interest will be sold by Seller to Buyer.

       NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, it is hereby agreed as follows:

       1.     PURCHASE AND SALE.

       1.1 AGREEMENT. Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Subject Partnership Interest, on the terms and conditions hereinafter set forth.

       1.2 STRUCTURE OF TRANSACTION. Notwithstanding anything to the contrary in this Agreement or any document executed in connection herewith, the legal standard to be imposed in determining the liabilities, rights, duties and obligations of the parties in connection with the purchase and sale of the Subject Partnership Interest contemplated hereby relating to disclosure, representations and warranties, or any other matter, shall be no greater in this transaction than those standards that would have been applicable if this transaction had been structured as a dissolution of the Operating Partnership (under which all assets of the Operating Partnership were distributed to its partners in kind) and a sale to Buyer of Seller's interest in the assets of the Operating Partnership.

       2. PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for the Subject Partnership Interest shall be $106,000,000 less the sum of the "Land Credit", "Prudential Leasehold Loan Credit", "Arden Cost Credit" and "Brokerage Fee Credit", as further adjusted by the "Arden Proration Adjustment", "Operating Cash Adjustment", and "Time Value Adjustment" (as such quoted terms are defined below), it being the intention of the parties that the Purchase Price have the same present value as of April 28, 1997 as the net amount that Seller would have received from the sale of the Leasehold Estate and the land underlying the Leasehold Estate to Arden (for an all-cash $106,000,000 purchase price) under the Arden Sale Contract if the Operating Partnership had been dissolved and wound up following such sale and the proceeds of such sale and other assets of the Operating Partnership distributed to the partners of the Operating Partnership in accordance with the provisions of the Operating Partnership Agreement.

       2.1 LAND CREDIT. As used herein, the "LAND CREDIT" means the purchase price (without adjustment for prorations or costs but reduced by the $25,000 option payment) under that certain option agreement ("LAND OPTION AGREEMENT") captioned "OPTION AGREEMENT", dated as of October 1, 1996, between the Prudential Insurance Company of America, a New Jersey corporation ("PRUDENTIAL"), and the Operating Partnership. For purposes of this Agreement, the "Land Option Agreement" shall be deemed to include the purchase and sale agreement, if any, executed and delivered pursuant thereto. The Land Credit is $16,831,000, calculated as follows:
$16,856,000 less $25,000.

       2.2 PRUDENTIAL LEASEHOLD LOAN CREDIT. As used herein, the "PRUDENTIAL LEASEHOLD LOAN CREDIT" means the amount which would have been required to be paid to Prudential on the "ARDEN CLOSING DATE" (i.e., the "Closing Date" under the Arden Sale Contract, which is stipulated to be April 28, 1997) to fully satisfy the existing financing (the "PRUDENTIAL LOAN") covering the Property in favor of Prudential, which is secured by that certain deed of trust (as amended, the "PRUDENTIAL DEED OF TRUST") captioned "DEED OF TRUST", dated as of January 15, 1991, by the Operating Partnership, as trustor, in favor of Prudential, as beneficiary, as recorded in the Official Records of Los Angeles County, California as Instrument No. 91-63945 (assuming for purposes of this Section 2.2 that the Prudential Loan matured on the Arden Closing Date and that the Land and Leasehold Estate were sold on the Arden Closing Date to Arden under the Arden Sale Contract). The Prudential Leasehold Loan Credit is $82,010,590, which has been calculated as follows: $82,298,021 principal balance PLUS $459,081 of accrued interest for the period from April 10, 1997 to April 28, 1997, inclusive, LESS a $746,512 prepayment discount (attributable to the period from October 1, 1996 to April 28, 1997, inclusive).

       2.3 ARDEN COST CREDIT. As used herein, the "ARDEN COST CREDIT" means the following closing costs that would have actually been incurred by the Operating Partnership and allocated to the Operating Partnership under the Arden Sale Contract (the foregoing not being intended to include the attorneys' fees of Buyer or any other costs not hereafter specified): transfer taxes (i.e., $593,600), CLTA title insurance premium (excluding the cost of the closing binder previously purchased), 50% of the cost of Arden's environmental report (such 50% share not to exceed $5,000), recording charges and 50% of the escrow fees.

       2.4 BROKERAGE FEE CREDIT. As used herein, the "BROKERAGE FEE CREDIT" means an amount equal to the brokerage fee payable to Richard Ellis, LLC and Alexis A. Fafenrodt (collectively, the "BROKER") pursuant to that certain agreement (the "BROKERAGE AGREEMENT") dated as of August 1, 1995 between the Operating Partnership and Richard Ellis, LLC by reason of the closing of the transaction contemplated by this Agreement, as amended by amendments dated July 31, 1996, and December 31, 1996. The Brokerage Fee Credit is $402,000.

       2.5 ARDEN PRORATION ADJUSTMENT. As used herein, the "ARDEN PRORATION ADJUSTMENT" means an adjustment to the Purchase Price as follows:

the Purchase Price shall be increased by the net credit, if any, that would have been made in favor of Arden on the Arden Closing Date under the prorations under the Arden Sale Contract; and, if there would have been no net credit in favor of Arden, but instead a net credit in favor of the Operating Partnership, then the Purchase Price shall be increased by the amount of such net credit. Any post-closing adjustment that would have been payable to Arden shall be paid promptly out of the "Reserve" (as hereinafter defined) or if there are not sufficient funds in the Reserve, paid promptly in cash by Seller to Buyer; and any post-closing adjustment that would have been payable to the Operating Partnership shall be paid promptly in cash by Buyer to Seller. Notwithstanding the foregoing, in determining the Arden Proration Adjustment, there shall be no credit given to Arden (and consequently the Purchase Price shall not be reduced and, notwithstanding the proration provisions in the Arden Sale Contract, shall not reflect a proration credit to Arden) for security deposits (it being understood that security deposits are already addressed in the Operating Cash Adjustment).

       2.6 OPERATING CASH ADJUSTMENT. As used herein, the "OPERATING CASH ADJUSTMENT" means an adjustment to the Purchase Price as follows: the Purchase Price shall be increased by the total amount of cash of the Operating Partnership as of April 28, 1997, regardless of whether such cash is held in a lock box account, a separate account or otherwise; provided, however, that such amount shall be REDUCED by (1) the sum of (a) the security deposits then held by the Operating Partnership pursuant to tenant leases, and (b) the amount required to be held in the Reserve under Section 5.5, and INCREASED by (2) the sum of (a) the total amount of leasing commissions, tenant improvements costs and other expenditures actually paid by the Operating Partnership that would not have been the responsibility of the Operating Partnership under the Arden Sale Contract and, for this purpose, it shall be assumed that all leases entered into on or after March 20, 1997, and all costs associated therewith, were approved by Arden, and
(b) any delinquent charge, delinquent interest, attorneys' fees or other amount expended by the Operating Partnership by reason of the late payment of real estate taxes (it being understood that any reimbursement from Wells Fargo, N.A. of amounts taken into account under this clause (b) shall belong to Buyer).

       2.7 TIME VALUE ADJUSTMENT. As used herein, the "TIME VALUE ADJUSTMENT" means an adjustment to the Purchase Price as follows: the Purchase Price shall be increased by the product of (1) 6%, (2) $6,500,000,
(3) 1/360, and (4) the number of days during the period from (and including) April 28, 1997 to (but not including) the Closing Date.

       2.8 CALCULATION. The calculation of the Purchase Price shall be made on the basis of a written statement submitted by Buyer to Seller and "Escrow Holder" (as hereinafter defined) seven days prior to the Closing Date and shall be subject to the approval of Buyer and Seller (which statement shall include a list of delinquent rental amounts as of April 28, 1997 and will indicate the extent to which such delinquent rental amounts have been received). In the event any of the calculations under this
Section 2 prove to be incorrect for any reason or there would have been post-closing adjustments under the Arden Sale Contract, then any party shall be entitled to an adjustment to correct the same provided a written request is given prior to December 1, 1997. Buyer shall inform Seller in writing of the collection of any delinquent rentals or any errors or other post-closing adjustments immediately after learning of the same (and this obligation shall survive the closing).

       3. PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid to Seller by Buyer as follows:

       3.1 ESCROW DEPOSIT. Within two business days after the execution and delivery of this Agreement, Buyer shall wire transfer in immediately available federal funds $1,500,000 (which, together with all interest earned thereon, is herein called the "ESCROW DEPOSIT") to Chicago Title Company/Escrow Division, at its offices at 700 South Flower Street, Ninth Floor, Los Angeles, California, Attention: Ms. Rose Martinez, which company, in its capacity as escrow holder hereunder, is called "ESCROW HOLDER". Such amount shall be held by Escrow Holder as a deposit against the Purchase Price in accordance with the terms and provisions of this Agreement. At all times in which the Escrow Deposit is being held by the Escrow Holder, the Escrow Deposit shall be invested by Escrow Holder in the following investments ("APPROVED INVESTMENTS"): (i) United States Treasury obligations, (ii) United States Treasury-backed repurchase agreements issued by a major national money center banking institution reasonably acceptable to the Company, or (iii) such other manner as may be reasonably agreed to by Seller and Buyer. The Escrow Deposit shall be disposed of by Escrow Holder only as provided in this Agreement.

       3.2 CLOSING PAYMENT. The Purchase Price, as adjusted by the application of the Escrow Deposit, shall be paid to Seller by wire transfer of immediately available federal funds (through the escrow described in Section 5) on the "Closing Date", as hereinafter defined. The aggregate amount to be paid under this subsection 3.2 is herein referred to as the "CLOSING PAYMENT".

       4. CONDITIONS PRECEDENT. There are no conditions precedent to the closing of this Agreement.

       5. CLOSING PROCEDURE. Subject to the terms and conditions set forth in this Agreement, the sale and purchase herein provided shall be consummated (the "CLOSING") at a closing conference ("CLOSING CONFERENCE"), which shall be held on the Closing Date at the offices of Dewey Ballantine, 333 South Hope Street, 30th Floor, Los Angeles, California 90071. As used herein, "CLOSING DATE" means Friday, May 30, 1997, or such earlier date as may be agreed upon by Seller and Buyer.

       5.1. ESCROW. The Closing shall be accomplished through an escrow with Escrow Holder. On or before 11:00 A.M. on the Closing Date, Buyer shall deliver or cause to be delivered to the Title Company the Closing Payment by wire transfer of immediately available federal funds. In addition, on or before 11:00 A.M. on the Closing Date, Seller and Buyer shall deliver to the Title Company the environmental indemnification required to be delivered under the Land Option Agreement. Such delivery shall be made pursuant to escrow instructions ("ESCROW INSTRUCTIONS") to be executed among Buyer, Seller and Title Company in form reasonably acceptable to such parties in order to effectuate the intent hereof. The conditions to the closing of such escrow shall include the Title Company's receipt of the Closing Payment, and a notice from each of Buyer and Seller authorizing Title Company to close the transactions as contemplated herein (each of Buyer and Seller being obligated to deliver such authorization notice at the Closing Conference as soon as it is reasonably satisfied that the other party is in a position to deliver the items to be delivered by such other party under subsection 5.2 below).

       5.2. DELIVERY TO THE PARTIES. Upon the satisfaction of the conditions set forth in the Escrow Instructions, then (x) the Closing Payment shall be paid to Seller in accordance with Section 3.2, and (y) at the Closing Conference, the following items shall be delivered:

              5.2.1 SELLER DELIVERIES. Seller shall deliver, or cause to be delivered, to Buyer the following:

                     (a) An Assignment and Assumption Agreement ("ASSIGNMENT AND ASSUMPTION AGREEMENT") duly executed by Seller in the form of Exhibit
"B";

                     (b) Evidence reasonably satisfactory to Buyer and Title Company respecting the due organization of Seller and the due authorization and execution by Seller of this Agreement and the documents required to be delivered by it hereunder;

                     (c)    A duly executed Release in the form of Exhibit "C";
and

                     (d) Such additional documents as may be reasonably required by Buyer or Title Company in order to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein).

              5.2.2 BUYER'S DELIVERIES. Buyer shall deliver, or cause to be delivered to Seller the following:

                     (a) An Assignment and Assumption Agreement duly executed by Buyer;

                     (b) Evidence reasonably satisfactory to Seller and Title Company respecting the due organization of Buyer and the due authorization and execution of this Agreement and the documents required to be delivered by it hereunder;

                     (c) A Release, duly executed by the Operating Partnership, Buyer and Wright Runstad and Associates Limited Partnership, a Washington limited partnership ("MANAGER"), in the form of Exhibit "D"; and

                     (d) Such additional documents as may be reasonably required by Seller or Title Company in or to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Buyer in a manner not otherwise provided for herein).

       5.3 CLOSING COSTS. On the Closing Date, Buyer shall pay all closing costs, including, transfer, sales and use taxes, if any, payable in connection with the transfers under this Agreement, the escrow fees of Escrow Holder hereunder, and the commission due Broker.

       5.4 PRORATIONS. There will be no prorations under this Agreement (although the Purchase Price will be increased or decreased by the Arden Proration Credit as provided in Section 2.3).

       5.5 RESERVE. At closing, Buyer shall cause $188,000 of Operating Partnership cash to be held as a reserve (the "RESERVE") to pay the items specified in Exhibit "E", but only to the extent the same would have been payable had the closing under the Arden Sale Contract occurred on the Arden Closing Date. The Reserve shall be maintained in an interest-bearing account with Wells Fargo Bank, N.A. in the name of Seller and Buyer. All interest earned on the Reserve shall be added to and become a part of the Reserve. The Reserve may be utilized by either Buyer or Seller to pay expenses of the Operating Partnership specified on Exhibit "E", but only after the prior written consent of the other party has been obtained (which consent shall not be withheld if the expenditure is a reasonable expenditure of the Operating Partnership identified on Exhibit "E"). To the extent any portion of the Reserve is not so expended by December 1, 1997, the balance thereof shall be immediately distributed to Seller.

       6.     REPRESENTATIONS AND WARRANTIES.

       6.1    REPRESENTATIONS AND WARRANTIES OF SELLER.

              6.1.1 GENERAL DISCLAIMER. Except as specifically set forth in subsection 6.1.2 below, the sale of the Subject Partnership Interest hereunder is and will be made on an "as is" basis, without representations and warranties of any kind or nature, express, implied or otherwise, including any representation or warranty concerning the Operating
Partnership or its assets. Buyer acknowledges that it is a general partner in the Operating Partnership, an affiliate of the manager of the Property and is familiar with the Operating Partnership and its assets. Except as to matters specifically set forth in subsection 6.1.2 below, Buyer will proceed with the closing contemplated hereby solely on the basis of its own physical, financial and other examinations, reviews and inspections.

              6.1.2 LIMITED REPRESENTATIONS AND WARRANTIES OF SELLER. Subject to the provisions of subsection 6.1.1 above, Seller hereby represents and warrants to Buyer as follows:

                     (a) ORGANIZATION, ETC. Seller is a limited partnership duly formed and validly existing under the laws of the State of
Illinois and has all requisite partnership power and partnership authority to own and lease its properties and to carry on its business as presently conducted.

                     (b) AUTHORIZATION. Seller has all requisite partnership power and partnership authority to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by it hereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement and such other agreements and instruments has been duly and validly authorized by the partners of Seller, and no other partnership action or authorization on behalf of Seller is required in connection therewith.

                     (c) VALIDITY AND ENFORCEABILITY. This Agreement has been duly authorized, executed and delivered by Seller and constitutes and the other agreements and instruments to be executed and delivered hereunder by Seller, when executed and delivered by Seller, will constitute, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles.

                     (d) NO CONFLICT. Neither the execution and delivery of this Agreement by Seller nor the execution and delivery by Seller of the other agreements and instruments to be executed and delivered by it hereunder, nor the consummation of the transactions contemplated hereunder or thereunder, will (i) conflict with or result in a breach or violation of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon, any of the properties or assets of Seller pursuant to the limited partnership agreement of Seller or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which Seller is a party or by which it is bound or to which any of its properties or assets is subject or (ii) violate any law, statute, rule, regulation, judgment or decree applicable to Seller. No third party consents (other than from Prudential Insurance Company of America) are required by the terms of any indenture, mortgage, lease, loan agreement or other agreement or instrument to which Seller is a party or by which it is bound or to which any of its properties or assets is subject for the execution and delivery of this Agreement or any other agreement or instrument to be executed and delivered by Seller hereunder or the consummation of the transactions provided for herein or therein.

                     (e) NO GOVERNMENTAL CONSENT OR APPROVAL REQUIRED. No consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority is required for the valid execution and delivery by Seller of this Agreement or any other agreement or instrument to be executed and delivered by Seller hereunder or the consummation of the transactions provided for herein or therein.

                     (f) SUBJECT PARTNERSHIP INTEREST. Seller has not sold, encumbered or otherwise transferred the Subject Partnership Interest except for (i) the assignment and security interest provided for in Section 9.3 of the Operating Partnership Agreement and (ii) the rights in favor of Buyer created by this Agreement.
       6.2 REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Seller as follows:

              6.2.1 ORGANIZATION, ETC. Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Washington and has all requisite partnership power and partnership authority to own and lease its properties and to carry on its business as presently conducted.

              6.2.2 AUTHORIZATION. Buyer has all requisite partnership power and partnership authority to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by it hereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and such other agreements and instruments has been duly and validly authorized by the partners of Buyer, and no other action or authorization on behalf of Buyer is required in connection therewith.

              6.2.3 VALIDITY AND ENFORCEABILITY. This Agreement has been duly authorized, executed and delivered by Buyer and constitutes and the other agreements and instruments to be executed and delivered hereunder by Buyer, when executed and delivered by Buyer, will constitute, legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles.

              6.2.4 NO CONFLICT. Neither the execution and delivery of this Agreement by Buyer nor the execution and delivery by Buyer of the other agreements and instruments to be executed and delivered by it hereunder, nor the consummation of the transactions contemplated hereunder or thereunder, will (i) conflict with or result in a breach or violation of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon, any of the properties or assets of Buyer or the Operating Partnership pursuant to the Operating Partnership Agreement or the partnership agreement of Buyer or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which Buyer or the Operating Partnership is a party or by which it is bound or to which any of its properties or assets is subject or (ii) violate any law, statute, rule, regulation, judgment or decree applicable to Buyer or the Operating Partnership. No third party consents (other than from Prudential Insurance Company of America) are required by the terms of any indenture, mortgage, lease, loan agreement or other agreement or instrument to which Buyer or the Operating Partnership is a party or by which any of them is bound or to which any of their respective properties or assets is subject for the execution and delivery of this Agreement or any other agreement or instrument to be executed and delivered by Buyer hereunder or the consummation of the transactions provided for herein or therein.

              6.2.5 NO GOVERNMENTAL CONSENT OR APPROVAL REQUIRED. No consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority is required for the valid execution and delivery by Buyer of this Agreement or any other agreement or instrument to be executed and delivered by Buyer hereunder or the consummation of the transactions provided for herein or therein.

              6.2.6 INVESTMENT INTENT, ETC. Buyer (i) is acquiring the Subject Partnership Interest for its own account for investment, not as nominee or agent, and not with a view to or for sale in connection with any distribution of any part thereof and (ii) has no present intention of selling, granting participations in, or otherwise distributing the same. Buyer understands that the Subject Partnership Interest has not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") by reason of the reliance by Seller on exemptions from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or under any "Blue Sky" law of any state by reason of the reliance by Seller on exemptions thereunder, and that Seller's reliance is predicated in part on Buyer's representations set forth herein. By reason of its business and financial experience, Buyer has the capacity to protect its own interests in connection with the transactions contemplated hereby and is able to bear the economic risk thereof. Buyer understands that the Subject Partnership Interest may not be sold, transferred, or otherwise disposed of without registration under the Securities Act and applicable state "Blue Sky" laws or exemptions therefrom, and that in the absence of an effective registration statement covering the same or available exemptions from registration under the Securities Act, the Subject Partnership Interest must be held indefinitely.

       7. TAX ADVICE. Buyer has obtained or will obtain independent advice on all tax matters and, without limitation on Section 8.1, shall indemnify, defend and hold Seller free and harmless from any tax consequences whatsoever as a result of the transaction contemplated by the agreement (the "CONTRIBUTION AGREEMENT") Buyer has entered into with a new investor ("NEW INVESTOR") on April 20, 1997 and further acknowledges that Seller has not seen the Contribution Agreement and Seller has not made any representations or warranties express or implied about any tax consequences relating to such transaction or any of the transactions previously considered by Buyer that involved Arden. Buyer further acknowledges that the tax and accounting treatment of any transfer of the Property by Buyer pursuant to the Contribution Agreement is the sole responsibility of Buyer and that Seller is not obligated to take any action in connection therewith or to take any action not permissible under applicable laws.

       8.     INDEMNIFICATION.

       8.1 INDEMNIFICATION OF SELLER. If the Closing occurs, then Buyer shall protect, defend, indemnify and hold Seller harmless from and against any "Claim" (as hereinafter defined) in any way related to (a) the Operating Partnership or its assets or the Operating Partnership Agreement, arising or accruing on or after the Arden Closing Date (including, without limitation, Claims related to obligations under contracts, leases and other agreements entered into by the Operating Partnership prior to the Arden Closing Date, to the extent such obligations relate to the period on or after the Arden Closing Date, but excluding any Claims to the extent arising from Seller's gross negligence or wilful misconduct during such period); (b) the Contribution Agreement; and (c) any closing costs, including transfer taxes, payable in connection with this Agreement or the Contribution Agreement. "CLAIM" means any obligation, liability, claim (including any claim for damage to property or injury to or death of any persons), lien or encumbrance, loss, damage, cost or expense (including any judgment, award, settlement, reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim [including appellate proceedings], and any collection costs or enforcement costs).

       8.2 GENERAL PROVISIONS. The indemnification obligations under this Agreement shall be subject to the following provisions:

              8.2.1 PROCEDURE. The party seeking indemnification ("INDEMNITEE") shall notify the other party ("INDEMNITOR") of any Claim against Indemnitee within fifteen (15) days after it has notice of such Claim, but failure to notify Indemnitor shall in no case prejudice the rights of Indemnitee under this Agreement unless Indemnitor shall be prejudiced by such failure and then only to the extent of such prejudice. Should Indemnitor fail to discharge or undertake to defend Indemnitee against such liability (with counsel approved by Indemnitee), within ten
(10) days after Indemnitee gives Indemnitor written notice of the same, then Indemnitee may settle such Claim, and Indemnitor's liability to Indemnitee shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including attorneys' fees, incurred by Indemnitee in effecting such settlement. Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Indemnitee unless: (a) the employment of such counsel shall have been authorized in writing by Indemnitor in connection with the defense of such action, (b) Indemnitor shall not have employed counsel to direct the defense of such action, or
(c) Indemnitee shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to Indemnitor (in which case Indemnitor shall not have the right to direct the defense of such action or of Indemnitee), in any of which events such fees and expenses shall be borne by Indemnitor.

              8.2.2 BENEFICIARIES. The indemnification obligations under this Agreement shall also extend to any present or future advisor, trustee, director, officer, partner, member, employee, beneficiary, shareholder, participant or agent of or in Indemnitee or any entity now or hereafter having a direct or indirect ownership interest in Indemnitee.

              8.2.3 SURVIVAL. The indemnification obligations under this Agreement shall survive the closing of the transactions hereunder.

       8.3 CROSS INDEMNIFICATION. Each party shall indemnify, defend and hold harmless the other party and any affiliate of such other party, from all Claims (including reasonable attorneys' fees) arising as a result of a breach or default under or in connection with (a) the Contribution
Agreement (but only if (x) the same would also have been a default by the Operating Partnership under the Arden Sale Contract had the Arden Sale Contract not been terminated and (y) New Investor has commenced litigation with respect to the same prior to December 1, 1997), or (b) the Land Option Agreement (including any environmental indemnification delivered by the Operating Partnership pursuant to the Land Option Agreement); but, in either case, only to the extent caused by a "Unilateral Default" (hereinafter defined) by the indemnifying party. As used herein, a "UNILATERAL DEFAULT" by a party means a misrepresentation under or in connection with (a) the Contribution Agreement (but only if the same would also have been a misrepresentation by the Operating Partnership under the Arden Sale Contract had the Arden Sale Contract not been terminated), or
(b) the Land Option Agreement (including any environmental indemnification delivered by the Operating Partnership pursuant to the Land Option Agreement); but, in either case, only if such misrepresentation is actually known to be a misrepresentation by such party or any of its affiliates but not by the other party or any of its affiliates. For purposes of the preceding sentence, the Operating Partnership shall not be considered an affiliate of either party to this Agreement.

       9. DISPOSITION OF ESCROW DEPOSIT. IF THE TRANSACTION HEREIN PROVIDED SHALL NOT BE CLOSED BY REASON OF SELLER'S DEFAULT UNDER THIS AGREEMENT, AND BUYER SHALL NOT HAVE DEFAULTED UNDER THIS AGREEMENT, THEN THE ESCROW DEPOSIT SHALL BE RETURNED TO BUYER, AND NO PARTY SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO THE OTHER (EXCEPT AS PROVIDED IN SECTIONS 10.1 AND 10.10); PROVIDED, HOWEVER, IF THE TRANSACTIONS HEREUNDER SHALL FAIL TO CLOSE SOLELY BY REASON OF SELLER'S DEFAULT, AND BUYER SHALL HAVE FULLY PERFORMED ITS OBLIGATIONS HEREUNDER AND SHALL BE READY, WILLING AND ABLE TO CLOSE, THEN BUYER SHALL BE ENTITLED TO SPECIFICALLY ENFORCE THIS AGREEMENT (BUT NO OTHER ACTION, FOR DAMAGES OR OTHERWISE, SHALL BE PERMITTED). IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL NOT CLOSE FOR ANY REASON OTHER THAN THE DEFAULT OF SELLER, THEN THE ESCROW DEPOSIT SHALL BE DELIVERED TO SELLER AS LIQUIDATED DAMAGES UNDER AND IN CONNECTION WITH THIS AGREEMENT. IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL CLOSE, THE ESCROW DEPOSIT SHALL BE APPLIED AS A PARTIAL PAYMENT OF THE PURCHASE PRICE. IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLER WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THAT THE SUBJECT PARTNERSHIP INTEREST, WILL BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLER CAUSED BY THE BREACH BY BUYER UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLER SHOULD RECEIVE AS A RESULT OF BUYER'S BREACH OR DEFAULT. IN THE EVENT THE SALE CONTEMPLATED HEREBY SHALL NOT BE CONSUMMATED ON ACCOUNT OF BUYER'S DEFAULT, THEN THE RETENTION OF THE ESCROW DEPOSIT SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT BY REASON OF SUCH DEFAULT, SUBJECT TO THE PROVISIONS OF SUBSECTIONS 10.1
AND 10.10 AND SECTION 6.2D OF THE OPERATING PARTNERSHIP AGREEMENT (AS TO WHICH BUYER SHALL HAVE NO FURTHER RIGHTS) AND THE PARTIES SHALL TAKE SUCH ACTION AS MAY BE REQUIRED TO CAUSE THE ESCROW DEPOSIT TO BE DELIVERED TO SELLER.

       _____________________                            ___________________
       Buyer's Initials                                 Seller's Initials

       10.    MISCELLANEOUS.

       10.1   BROKERS.

              10.1.1 GENERALLY. Except as provided in subsection 10.1.2 below: (1) Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions; and (2) in the event of a claim for broker's or finder's fee or commissions in connection herewith, then Seller shall indemnify and defend Buyer from the same if it shall be based upon any statement or agreement alleged to have been made by Seller; and Buyer shall defend and indemnify Seller from the same if it shall be based upon any statement or agreement alleged to have been made by Buyer.

              10.1.2 OPERATING PARTNERSHIP BROKER. The Operating Partnership has engaged Broker. Buyer shall pay the brokerage fee due Broker under the Brokerage Agreement and shall defend and indemnify Seller from and against any Claims by, through or under Broker under the Brokerage Agreement. However, the brokerage fee that Buyer is obligated to pay under this Section 10.1.2 shall not exceed the Brokerage Fee Credit.

              10.1.3 SURVIVAL. The indemnification obligations under this Section 10.1 shall survive the closing of the transactions hereunder or the earlier termination of this Agreement.

       10.2   LIMITATION OF LIABILITY.

              10.2.1 GENERALLY. Notwithstanding anything to the contrary contained in this Agreement:

              (a) If the closing of the transaction hereunder shall have occurred, then (except to the extent Buyer shall have waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Seller (and any direct or indirect partner in Seller) arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) shall not exceed $500,000 (plus up to $50,000 in the aggregate for legal fees and costs to the extent payable pursuant to Section 10.10 hereof), and then only to the extent of a specific breach as to which Buyer has given Seller written notice on or before December 1, 1997 and commenced suit within 10 days thereafter. Except as provided in Section 10.2.2, no constituent member or partner in or agent of Seller, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, partner, member, participant, representative or agent of any partnership, limited liability company, corporation or trust that is or becomes a constituent member or partner in Seller shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller's assets for the payment of any claim or for any performance, and Buyer, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Neither the negative capital account of any constituent member or partner in Seller (or in any other constituent member or partner of Seller), nor any obligation of any constituent member or partner in Seller (or in any other constituent member or partner of Seller) to restore a negative capital account or to contribute capital to Seller (or to any other constituent member or partner of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other constituent member or partner (and neither Buyer nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of a member's or partner's obligation to restore or contribute).

              10.2.2 LIABILITY OF JMB REALTY CORPORATION. If during the period from the Closing Date through December 1, 1997, a written demand for indemnification under Section 8.3 has been made by Buyer by reason of a claim made against Buyer by New Investor under the Contribution Agreement for a matter that constitutes a Unilateral Default by Seller, then JMB
Realty Corporation shall be liable for any amounts finally determined to be payable by Seller by reason of such demand up to the amount by which $550,000 shall exceed the amount of cash reserves maintained by Seller during such period (but in no event shall JMB Realty Corporation be liable hereunder for more than $550,000 [less such reserves] in the aggregate).

       10.3 MODIFICATION. This Agreement may not be modified or amended except by written agreement signed by all parties.

       10.4   MATTERS OF CONSTRUCTION.

              10.4.1 INCORPORATION OF EXHIBITS. All exhibits attached and referred to in this Agreement are hereby incorporated herein as fully set forth in (and shall be deemed to be a part of) this Agreement.

              10.4.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters.

              10.4.3 TIME OF THE ESSENCE. Subject to subsection 10.4.4 below, time is of the essence of this Agreement.

              10.4.4 NON-BUSINESS DAYS. Whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-business day, then such period (or date) shall be extended until the immediately following business day. As used herein, "BUSINESS DAY" means any day other than a Saturday, Sunday or federal or California, Washington or Illinois state holiday.

              10.4.5 SEVERABILITY. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

              10.4.6 INTERPRETATION. Words used in the singular shall include the plural, and vice-versa, and any gender shall be deemed to include the other. Whenever the words "including", "include" or "includes" are used in this Agreement, they should be interpreted in a non-exclusive manner. The captions and headings of the Sections of this Agreement are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof. Except as otherwise indicated, all Exhibit and Section references in this Agreement shall be deemed to refer to the Exhibits and Sections in this Agreement. Each party acknowledges and agrees that this Agreement (a) has been reviewed by it and its counsel;
(b) is the product of negotiations between the parties, and (c) shall not be deemed prepared or drafted by any one party. In the event of any dispute between the parties concerning this Agreement, the parties agree that any ambiguity in the language of the Agreement is to not to be resolved against Seller or Buyer, but shall be given a reasonable interpretation in accordance with the plain meaning of the terms of this Agreement and the intent of the parties as manifested hereby.

              10.4.7 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF
CALIFORNIA (WITHOUT REGARD TO CONFLICTS OF LAW).

              10.4.8 THIRD PARTY BENEFICIARIES. Except as provided in Sections 8.2.2 and 10.2, Seller and Buyer do not intend by any provision of this Agreement to confer any right, remedy or benefit upon any third party, and no third party shall be entitled to enforce or otherwise shall acquire any right, remedy or benefit by reason of any provision of this Agreement.

       10.5 EFFECTIVENESS OF AGREEMENT. In no event shall any draft of this Agreement create any obligations or liabilities, it being intended that only a fully executed and delivered copy of this Agreement will bind the parties hereto after satisfaction of the conditions in Section 4 hereof.

       10.6 POST-CLOSING ACCESS. For a period of five years subsequent to the Tax Termination (as hereinafter defined), Seller and its respective employees, agents and representatives shall be entitled to access during normal business hours to all documents, books and records given to Buyer by Seller upon reasonable prior notice to Buyer, and shall have the right to make copies of such documents, books and records at such Seller's expense.

       10.7   TAX MATTERS

              10.7.1 PREPARATION OF TAX RETURNS. Seller shall cause to be prepared the tax return of the Operating Partnership for the portion of calendar year 1997 through the "TAX TERMINATION" (i.e., the termination of the Operating Partnership under Section 708(b)(1)(B) of the Internal
Revenue Code resulting from the sale of the Subject Partnership Interest contemplated by this Agreement). Such return is herein called the "FINAL
TAX RETURN" and shall be the final tax return of the Operating Partnership (because the Operating Partnership will terminate and be dissolved by Buyer on the Closing Date). The cost of preparing the Final Tax Return shall be paid with the amounts reserved under Section 5.4 hereof.

              10.7.2 DECISIONS AS TO PRE-CLOSING TAX RETURNS. Seller shall continue to be the Tax Matters Partner with respect to Operating Partnership tax matters for the Pre-Closing Tax Return tax year and any prior year. Without limitation on the foregoing, Seller shall retain the right to make all decisions as to accounting matters and tax elections required or permitted to be made by Seller for the Pre-Closing Tax Return tax year and any prior year.

              10.7.3 COOPERATION. Buyer shall cause the Operating Partnership (as constituted after the Closing) to cooperate fully and to the extent reasonably requested by Seller (at Seller's expense) in connection with the preparation of any Pre-Closing Tax Return and any audit, litigation or other proceeding with respect to the Operating Partnership (as constituted prior to the Closing). Such cooperation shall include the retention and revision of Company records and other information which is reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

       10.8 SUCCESSORS AND ASSIGNS. Buyer may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller (in which event such transferee shall assume in writing all of the transferor's obligations hereunder, but such transferor shall not be released from its obligations hereunder); provided, however, that, upon delivery of an assumption agreement satisfactory to Seller, Seller will not withhold its consent to the assignment by Buyer to a limited partnership in which Buyer is the managing general partner and has not less than a 51% interest in capital and profits in such limited partnership. No consent given by Seller to any transfer or assignment of Buyer's rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of Buyer's rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

       10.9 NOTICES. Any notice which a party is required or may desire to give the other shall be in writing and shall be sent by personal delivery or by mail (either [i] by United States registered or certified mail, return receipt requested, postage prepaid, or [ii] by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):

       TO BUYER:

       Medical Office Buildings, Ltd.
       c/o Wright Runstad & Co.
       1191 Second Avenue, Suite 2000
       Seattle, Washington 98101-2933
       Attention:           Mr. H. Jon Runstad
       Telecopier:          (206) 223-8791
       Telephone:           (206) 447-9000

       With Copy To:

       Dewey Ballantine
       333 South Hope Street, 30th Floor
       Los Angeles, California  90071
       Attention:           Alan Wayte, Esq.
       Telecopier:          (213) 625-0562
       Telephone:           (213) 626-3399

       TO SELLER:

       c/o JMB Realty Corporation
       900 North Michigan Avenue
       12th Floor
       Chicago, Illinois 60611
       Attention:           Mr. Glenn E. Emig
       Telecopier:          (312) 975-2399
       Telephone:           (312) 975-2348

       With Copy To:

       Pircher, Nichols & Meeks
       1999 Avenue of the Stars
       Suite 2600
       Los Angeles, California 90067
       Attention:           Real Estate Notices (SAC/GTB)
       Telecopier:          (310) 201-8922
       Telephone:           (310) 201-8900

       TO ESCROW AGENT:

       Chicago Title Company/Escrow Division
       700 South Flower Street
       Suite 900
       Los Angeles, California  90017
       Attention:           Ms. Rose Martinez
       Reference Escrow No.:  7151185B-X43
       Telecopier:          (213) 488-4384
       Telephone:           (213) 488-4353

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given.

       10.10 LEGAL COSTS. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all other agreements pertaining to this transaction and that such legal costs shall not be part of the closing costs. In addition, if any party hereto brings any suit or other proceeding with respect to the subject matter or the enforcement of this Agreement, the prevailing party or parties (as determined by the court, agency or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys' fees, expenses and costs of investigation actually incurred from the non-prevailing party or parties. The foregoing includes attorneys' fees, expenses and costs of investigation (including those incurred in appellate proceedings), costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 et seq.), or any successor statutes.

       10.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

       10.12 ARBITRATION OF CERTAIN DISPUTES. ANY CONTROVERSY OR CLAIM ARISING UNDER OR RELATING TO THE TERMS OF THIS AGREEMENT OR ANY OF THE EXHIBITS ATTACHED TO IT, AND ANY PROCEEDINGS TO ENFORCE THIS AGREEMENT OR RIGHTS UNDER THIS AGREEMENT AND ITS EXHIBITS OTHER THAN THE "EXCLUDED MATTERS" (AS HEREINAFTER DEFINED) SHALL BE SETTLED BY ARBITRATION IN THE CITY OF LOS ANGELES, IN ACCORDANCE WITH THE THEN EXISTING RULES ("RULES") OF PRACTICES AND PROCEDURE OF THE JUDICIAL ARBITRATION & MEDIATION SERVICES ("JAMS"). EACH PARTY SHALL SELECT AN ARBITRATOR FROM THE APPROVED LIST PROVIDED BY JAMS, SUCH SELECTION TO BE MADE BY NOTIFICATION TO THE OTHER PARTY GIVEN IN WRITING WITHIN FIFTEEN (15) DAYS OF THE SUBMISSION OF THE DISPUTE TO ARBITRATION HEREUNDER. FAILURE OF A PARTY TO GIVE NOTICE OF ITS SELECTION SHALL CAUSE THE SINGLE ARBITRATOR SELECTED BY THE OTHER PARTY TO BE THE SOLE ARBITRATOR IN CONNECTION WITH THE APPLICABLE DISPUTE HEREUNDER.

IF EACH PARTY DESIGNATES AN ARBITRATOR, THEN WITHIN FIFTEEN (15) DAYS AFTER BOTH ARBITRATORS HAVE BEEN SO DESIGNATED, SUCH ARBITRATORS SHALL DESIGNATE A THIRD ARBITRATOR FROM A JAMS-APPROVED LIST. THE DECISION OF A MAJORITY OF THE ARBITRATORS HEREUNDER SHALL BE CONCLUSIVE. AS SOON AS PRACTICABLE AFTER SELECTION OF THE ARBITRATOR(S), THE ARBITRATOR(S) SHALL DETERMINE A REASONABLE ESTIMATE OF THE ANTICIPATED FEES AND COSTS OF THE ARBITRATOR(S), AND SHALL RENDER A STATEMENT TO EACH PARTY SETTING FORTH SAID FEES AND COSTS. THEREAFTER EACH PARTY SHALL, WITHIN TEN (10) DAYS OF RECEIPT OF SAID STATEMENT, DEPOSIT ONE-HALF OF SAID SUM WITH THE ARBITRATOR(S) TO BE APPLIED AGAINST SUCH FEES AND COSTS (SUBJECT TO THE PROVISIONS OF THIS AGREEMENT). FAILURE OF ANY PARTY TO MAKE SUCH DEPOSIT SHALL RESULT IN A FORFEITURE BY THE NON-DEPOSITING PARTY OF THE RIGHT TO PROSECUTE OR DEFEND THE CLAIM WHICH IS THE SUBJECT OF THE ARBITRATION, BUT SHALL NOT OTHERWISE SERVE TO ABATE, STAY OR SUSPEND THE ARBITRATION PROCEEDINGS. THE ARBITRATOR(S) SHALL HAVE THE RIGHT TO DETERMINE THE SCOPE OF THEIR JURISDICTION, THE EXTENT OF DISCOVERY AND TO GRANT EQUITABLE RELIEF, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO ORDER THE EXPUNGEMENT OF ANY LIS PENDENS WHICH THE ARBITRATOR(S) DEEM IMPROPER. THE PREVAILING PARTY SHALL BE ENTITLED TO REASONABLE ATTORNEYS' FEES AND OTHER REASONABLE COSTS INCURRED IN CONNECTION WITH THE ARBITRATION OR ANY OTHER LITIGATION PLUS INTEREST ON THE AMOUNT OF ANY AWARD. JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. THIS PARAGRAPH MUST BE INITIALED BELOW IN ORDER FOR THIS PARAGRAPH OF THE AGREEMENT TO BE BINDING.

              NOTICE:  BY INITIALLING IN THE SPACE BELOW, YOU ARE
AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW, AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATION IN A COURT OR JURY TRIAL. BY INITIALLING IN THE SPACE BELOW, YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

              ___________________         _________________
              Buyer's Initials            Seller's Initials

       As used herein, "EXCLUDED MATTERS" means any controversy, claim or proceeding with respect to or otherwise related to a breach or default of any representation or warranty contained in this Agreement or in the Arden Sale Contract (which matters shall not be subject to the arbitration provisions contained herein).

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                            SELLER:

                            CARLYLE REAL ESTATE LIMITED
                              PARTNERSHIP-IX,
                            an Illinois limited partnership

                            By:    JMB REALTY CORPORATION,
                                   a Delaware corporation,
                                   General Partner

                                   By:           ______________________________
                                   Name:         ______________________________
                                   Title:        ______________________________


                            BUYER:

                            MEDICAL OFFICE BUILDINGS, LTD.,
                            a Washington limited partnership

                            By:    WRIGHT RUNSTAD ASSOCIATES LIMITED
                                     PARTNERSHIP,
                                   a Washington limited partnership,
                                   General Partner

                                   By:    WRIGHT RUNSTAD & CO.,
                                          a Washington corporation,
                                          General Partner

                                          By:           ____________________
                                          Name:         ____________________
                                          Title:        ____________________






                        ACKNOWLEDGMENT BY JMB REALTY CORPORATION
                        ----------------------------------------


       JMB Realty Corporation is executing this Acknowledgement for the sole purpose of confirming its agreement to the provisions of Section 10.2.2 of this Agreement.

                                   JMB REALTY CORPORATION,
                                   a Delaware corporation,
                                   General Partner


                                   By:______________________________
                                   Name:____________________________
                                   Title:___________________________






                             ESCROW HOLDER'S ACKNOWLEDGEMENT
                             -------------------------------


The undersigned hereby executes this Agreement to evidence its agreement to act as Escrow Holder in accordance with the terms of this Agreement.


Date: ___________, 1997     CHICAGO TITLE COMPANY


                     By:    ________________________
                     Name:  ________________________
                     Title: ________________________
                                   "Escrow Holder"








                                ASSIGNMENT AND ASSUMPTION
                               --------------------------


       Medical Office Buildings, Ltd., a Washington limited partnership ("ASSIGNOR"), hereby assigns all of its right, title and interest in the foregoing agreement (the "PURCHASE AGREEMENT") to MOBL Nominee, Inc., a Washington corporation ("ASSIGNEE") that is wholly owned by Assignor. Assignee hereby assumes all the obligations of "Buyer" under the Purchase Agreement. However, this assignment and assumption shall not release Assignor from its liability under the Purchase Agreement and, in order to obtain the consent of the Seller under the Purchase Agreement, each of Assignor and Assignee has agreed, and hereby agrees to be primarily, jointly and severally, liable for the obligations and liabilities of "Buyer" under the Purchase Agreement.

                            ASSIGNOR:

                            MEDICAL OFFICE BUILDINGS, LTD.,
                            a Washington limited partnership

                            By:    WRIGHT RUNSTAD ASSOCIATES LIMITED
PARTNERSHIP,
                                   a Washington limited partnership,
                                   General Partner

                                   By:    WRIGHT RUNSTAD & CO.,
                                          a Washington corporation,
                                          General Partner

                                          By:    ___________________________
                                          Name:  ___________________________
                                          Title: ___________________________

                            ASSIGNEE:

                            MOBL NOMINEE, INC.,
                            a Washington corporation


                            By:____________________________________
                            Name:__________________________________
                            Title:_________________________________








                                         CONSENT
                                         -------

              Carlyle Real Estate Limited Partnership-IX, an Illinois limited partnership ("SELLER"), hereby consents to the foregoing assignment and assumption.

                            CARLYLE:

                            CARLYLE REAL ESTATE LIMITED
                              PARTNERSHIP-IX,
                            an Illinois limited partnership

                            By:    JMB REALTY CORPORATION,
                                   a Delaware corporation,
                                   General Partner

                                   By:           ____________________________
                                   Name:         ____________________________
                                   Title:        ____________________________









                                 INDEX OF DEFINED TERMS
                                 ----------------------


DEFINED TERM                                                           PAGE

"Approved Investments" . . . . . . . . . . . . . . . . . . . . . . . . . 4
"Arden Closing Date" . . . . . . . . . . . . . . . . . . . . . . . . . . 2
"Arden Cost Credit". . . . . . . . . . . . . . . . . . . . . . . . . . . 3
"Arden Proration Adjustment" . . . . . . . . . . . . . . . . . . . . . . 3
"Arden Sale Contract". . . . . . . . . . . . . . . . . . . . . . . . . . 1
"Arden". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
"Assignment and Assumption Agreement". . . . . . . . . . . . . . . . . . 6
"Broker" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
"Brokerage Agreement". . . . . . . . . . . . . . . . . . . . . . . . . . 3
"Brokerage Fee Credit" . . . . . . . . . . . . . . . . . . . . . . . . . 3
"business day" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
"Buyer". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
"Claim". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
"Closing Conference" . . . . . . . . . . . . . . . . . . . . . . . . . . 5
"Closing Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
"Closing Payment". . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
"Closing". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
"Contribution Agreement" . . . . . . . . . . . . . . . . . . . . . . . .10
"Escrow Deposit" . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
"Escrow Holder". . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
"Escrow Instructions". . . . . . . . . . . . . . . . . . . . . . . . . . 5
"Excluded Matters" . . . . . . . . . . . . . . . . . . . . . . . . . . .20
"Final Tax Return" . . . . . . . . . . . . . . . . . . . . . . . . . . .16
"Indemnitee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
"Indemnitor" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
"JAMS" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
"Land Credit". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
"Land Option Agreement". . . . . . . . . . . . . . . . . . . . . . . . . 2
"Leasehold Estate" . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
"Manager". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
"New Investor" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
"Operating Cash Adjustment". . . . . . . . . . . . . . . . . . . . . . . 4
"Operating Partnership Agreement". . . . . . . . . . . . . . . . . . . . 1
"Operating Partnership". . . . . . . . . . . . . . . . . . . . . . . . . 1
"Property" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
"Prudential Deed of Trust" . . . . . . . . . . . . . . . . . . . . . . . 2
"Prudential Leasehold Loan Credit" . . . . . . . . . . . . . . . . . . . 2
"Prudential Loan". . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
"Prudential" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
"Purchase Price" . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
"Reserve". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
"RULES". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
"Securities Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
"Seller" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
"Subject Partnership Interest" . . . . . . . . . . . . . . . . . . . . . 1
"Tax Termination". . . . . . . . . . . . . . . . . . . . . . . . . . . .16
"Time Value Adjustment". . . . . . . . . . . . . . . . . . . . . . . . . 4
"Unilateral Default" . . . . . . . . . . . . . . . . . . . . . . . . . .12





                                      EXHIBIT LIST
                                      ------------



              "A" -  Arden Sale Contract

              "B" -  Form of Assignment and Assumption Agreement

              "C" -  Form of Release to be executed by Seller

              "D" - Form of Release to be executed by Operating Partnership, Buyer, Assignee and Manager

              "E" -  Reserve Amounts









                                       EXHIBIT "A"
                                       -----------


                                   ARDEN SALE CONTRACT



                                       [ATTACHED]






                                       EXHIBIT "B"
                                       -----------


                          [ASSIGNMENT AND ASSUMPTION AGREEMENT]

                    ASSIGNMENT OF PARTNERSHIP INTEREST AND ASSUMPTION

       THIS ASSIGNMENT OF PARTNERSHIP INTEREST AND ASSUMPTION, dated as of the ____ day of May, 1997, by and between CARLYLE REAL ESTATE LIMITED PARTNERSHIP-IX, an Illinois limited partnership ("ASSIGNOR"), and MOBL NOMINEE, INC., a Washington corporation ("ASSIGNEE").

                                  W I T N E S S E T H :

       WHEREAS, Assignor and Medical Office Buildings, Ltd., a Washington limited partnership ("MOBL"), the sole shareholder of Assignee, are partners in that certain California general partnership known as "WRIGHT-CARLYLE PARTNERS" (the "PARTNERSHIP"), which is currently governed by that certain partnership agreement (the "PARTNERSHIP AGREEMENT") captioned "ARTICLES OF PARTNERSHIP OF WRIGHT-CARLYLE PARTNERS", dated as of December 27, 1979, by and between Assignor and MOBL; and

       WHEREAS, Assignor desires to assign to Assignee Assignor's entire partnership interest in the Partnership (the "PARTNERSHIP INTEREST") and Assignee desires to acquire the Partnership Interest.

       NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

       1. Assignor hereby unconditionally assigns, sells, transfers, conveys and sets over to Assignee all of Assignor's right, title and interest in and to the Partnership Interest, including without limitation, all of Assignor's interest in the capital and the profits and losses of the Partnership and all rights to receive distributions of money, profits and other assets from the Partnership. Except as specifically set forth in subsection 6.1.2 of that certain purchase agreement (the "PURCHASE AGREEMENT") captioned "PURCHASE AGREEMENT", dated as of April 28, 1997, among Assignor and MOBL, the Partnership Interest is being assigned, sold, transferred, conveyed and set over by Assignor to Assignee on an "AS IS" basis without representations and warranties of any kind or nature, express, implied or otherwise, including any representation or warranty concerning the Partnership or its assets. Nothing in this Assignment of Partnership Interest and Assumption shall limit Assignor's rights under the Purchase Agreement.

       2. Assignee hereby accepts the assignment of the Partnership Interest and hereby expressly assumes all of Assignor's obligations to the Partnership whether now existing or hereafter incurred, including, without limitation, the obligation of Assignor to make capital contributions pursuant to the provisions of the Partnership Agreement. Assignee hereby represents for the benefit of Assignor and the Partnership that it is acquiring the Partnership Interest for its own account for investment and not with a view to the resale or distribution thereof and agrees that it will not transfer, sell, or dispose of, or offer to transfer, sell, or dispose of, all or any portion of the Partnership Interest, or solicit offers to buy from or otherwise approach or negotiate in respect thereof with any person or persons whomsoever, all or any portion of the Partnership Interest in any manner which would violate or cause the Partnership or its general partner to violate applicable Federal and state securities laws.

       3. Assignee hereby further represents that (A) it is familiar with the business conducted and proposed to be conducted by the Partnership;
(B) it has been advised that its interest in the Partnership may not be sold, transferred, or otherwise disposed of except as provided in the Partnership Agreement; (C) it understands that the Partnership Interest has not been registered under the Securities Act of 1933, as amended (the
"ACT"), or any state securities laws, in reliance on an exemption for private sales and, therefore, the Partnership Interest cannot be resold unless it is registered under the Act and applicable state securities laws or unless an exemption from such registration is available; (D) it is a "sophisticated investor" with substantial prior experience in high-risk business investments and is aware of and familiar with the risks associated with a private partnership and is an "accredited investor" as such term is defined in Rule 501 of Regulation D, as enacted pursuant to Sections 3(b) and 4(2) of the Act; (E) it is familiar with the type of investment which the Partnership Interest constitutes and has reviewed the purchase of such Interest with its tax and independent legal counsel and investment representatives to the extent it deems necessary; and (F) it has sufficient financial resources to meet its obligations under the Partnership
Agreement.

       4. This Assignment of Partnership Interest and Assumption shall be interpreted, construed and enforced in accordance with the laws of the State of California.

       5. This Assignment of Partnership Interest and Assumption shall be binding upon and shall inure to the benefit of the respective parties hereto and their respective legal representatives, successors and assigns.

       6. This Assignment of Partnership Interest and Assumption may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have executed this Assignment of Partnership Interest and Assumption as of the day and year first above written.


                            ASSIGNOR:

                            CARLYLE REAL ESTATE LIMITED PARTNERSHIP-IX, an Illinois limited partnership

                            By:    JMB REALTY CORPORATION,
                                   a Delaware corporation,
                                   General Partner

                                   By:           __________________________
                                   Name:         __________________________
                                   Title:        __________________________


                            ASSIGNEE:

                            MOBL NOMINEE, INC.,
                            a Washington corporation


                            By:           ______________________________
                            Name:         ______________________________
                            Title:        ______________________________






                                       EXHIBIT "C"
                                       -----------


                       [FORM OF RELEASE TO BE EXECUTED BY SELLER]

                                     GENERAL RELEASE


       1. RELEASE. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, CARLYLE REAL ESTATE LIMITED PARTNERSHIP-IX, an Illinois limited partnership ("SELLER"), for itself, its successors and assigns and all persons claiming by, under or through it (collectively, the "RELEASING PARTIES"), does hereby absolutely and irrevocably waive, release, and forever discharge each of WRIGHT-CARLYLE PARTNERS, a California general partnership (the "PARTNERSHIP"), MEDICAL OFFICE BUILDINGS, LTD., a Washington limited partnership ("BUYER"), and
MOBL NOMINEE, INC., a Washington corporation ("ASSIGNEE") and their direct and indirect partners, and their respective partners, trustees, beneficiaries, officers, shareholders, directors, agents, servants, contractors, employees, associated or affiliated corporations, partnerships, and limited liability companies and predecessors-in-interest (collectively the "RELEASED PARTIES") from any and all claims, rights, demands, actions, suits, causes of actions, damages, counterclaims, defenses, losses, costs, obligations, liabilities and expenses of every kind or nature (collectively, "CLAIMS"), known or unknown, suspected or unsuspected, fixed or contingent, foreseen or unforeseen, arising out of or relating directly or indirectly to any circumstances or state of facts pertaining to the Partnership or the partnership agreement (the
"PARTNERSHIP AGREEMENT") of the Partnership captioned "ARTICLES OF PARTNERSHIP OF WRIGHT-CARLYLE PARTNERS", dated as of December 27, 1979, by and between Seller and Buyer, or any nonperformance of any agreement or obligation related thereto, or any statements, representations, acts or omissions, intentional, willful, negligent or innocent, by any of the Released Parties in any way connected with, relating to or affecting, directly or indirectly, the Partnership or the Partnership Agreement; provided, however, that the foregoing shall not constitute a release of (i) any of the obligations of Buyer, its successors and assigns, or any other Released Party under that certain purchase agreement captioned "PURCHASE AGREEMENT", dated as of April 28, 1997, between Seller and Buyer or (ii) any of the obligations of Buyer, its successors and assigns, or any of the Released Parties under any agreement, instrument or other document executed and delivered in connection therewith.

       2. NON-RELIANCE. Seller hereby acknowledges that it has not relied upon any representation of any kind made by the Partnership or Buyer in making the foregoing release.

       3. CIVIL CODE. Seller is aware of the provisions of Section 1542 of the California Civil Code, which Section reads as follows:

       "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Seller hereby waives the provisions of said Section 1542 of the California Civil Code (to the extent applicable) and the provisions of any similar laws. Seller realizes and acknowledges that factual matters now unknown to it may have given or hereafter give rise to Claims which are presently unknown, unanticipated and unsuspected, and the release provided hereunder has been negotiated and agreed upon in light of that realization.

       4. NO TRANSFER OF CLAIMS. Seller represents and warrants that it has not heretofore assigned, or transferred, or purported to assign or to transfer, to any person or entity, any Claim released hereunder or any portion thereof or interest therein, and each of the Releasing Parties agrees to indemnify, defend and hold the Released Parties harmless from and against any and all such Claims based on or arising out of any such assignment or transfer or purported assignment or transfer.

       5. ADVICE OF COUNSEL. Seller hereby agrees, represents and warrants that it has had advice of counsel of its own choosing in negotiations for and the preparation of this Release, including the foregoing release, that it has read the provisions of this Release, and that it is fully aware of its contents and legal effect.

       6. DAMAGES AND ATTORNEYS' FEES. Each of the Releasing Parties agrees that if it hereafter commences, joins in, or in any manner seeks, relief through any suit arising out of, based upon, or relating to any of the Claims or in any manner asserts against such Released Parties, or any of them, any of the Claims, then the undersigned will pay to such Released Parties, and each of them, in addition to any other damages caused to such Released Parties thereby, all attorneys' fees incurred by such Released Parties in defending or otherwise responding to said suit or claim.

Dated: May __, 1997              CARLYLE REAL ESTATE LIMITED PARTNERSHIP-IX,
                                 an Illinois limited partnership

                                 By:    JMB REALTY CORPORATION,
                                        a Delaware corporation,
                                        General Partner


                                        By:           ____________________
                                        Name:         ____________________
                                        Title:        ____________________







                                       EXHIBIT "D"
                                       -----------


            [FORM OF RELEASE TO BE EXECUTED BY OPERATING PARTNERSHIP, BUYER,
                                  ASSIGNEE AND MANAGER]

                                     GENERAL RELEASE


       1. RELEASE. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of WRIGHT-CARLYLE PARTNERS, a California general partnership (the "PARTNERSHIP"), MEDICAL OFFICE BUILDINGS, LTD., a Washington limited partnership ("BUYER"), MOBL NOMINEE, INC., a Washington corporation ("ASSIGNEE") and WRIGHT RUNSTAD & ASSOCIATES LIMITED PARTNERSHIP, a Washington limited partnership ("MANAGER"), for themselves, their respective successors and assigns and all persons claiming by, under or through them (collectively, the "RELEASING PARTIES"), does hereby absolutely and irrevocably waive, release, and forever discharge CARLYLE REAL ESTATE LIMITED PARTNERSHIP-IX, an Illinois limited partnership ("SELLER"), and its direct and indirect partners, and their respective partners, trustees, beneficiaries, officers, shareholders, directors, agents, servants, contractors, employees, associated or affiliated corporations, partnerships, and limited liability companies and predecessors-in-interest (collectively the "RELEASED
PARTIES") from any and all claims, rights, demands, actions, suits, causes of actions, damages, counterclaims, defenses, losses, costs, obligations, liabilities and expenses of every kind or nature (collectively, "CLAIMS"), known or unknown, suspected or unsuspected, fixed or contingent, foreseen or unforeseen, arising out of or relating directly or indirectly to any circumstances or state of facts pertaining to the Partnership or the partnership agreement (the "PARTNERSHIP AGREEMENT") of the Partnership captioned "ARTICLES OF PARTNERSHIP OF WRIGHT-CARLYLE PARTNERS", dated as of December 27, 1979, by and between Seller and Buyer, or any nonperformance of any agreement or obligation related thereto (including, without limitation, any management agreement between the Partnership and Manager), or any statements, representations, acts or omissions, intentional, willful, negligent or innocent, by any of the Released Parties in any way connected with, relating to or affecting, directly or indirectly, the Partnership or the Partnership Agreement; provided, however, that the foregoing shall not constitute a release of (i) any of the obligations of Seller or any other Released Party under that certain purchase agreement captioned "PURCHASE AGREEMENT", dated as of April 28, 1997, between Seller and Buyer or (ii) any of the obligations of any of the Released Parties under any agreement, instrument or other document executed and delivered in connection therewith.

       2. NON-RELIANCE. Each of the Releasing Parties hereby acknowledges that it has not relied upon any representation of any kind made by Seller in making the foregoing release.

       3. CIVIL CODE. Each of the Releasing Parties is aware of the provisions of Section 1542 of the California Civil Code, which Section reads as follows:

       "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Each of the Releasing Parties hereby waives the provisions of said Section 1542 of the California Civil Code (to the extent applicable) and the provisions of any similar laws. Each of the Releasing Parties realizes and acknowledges that factual matters now unknown to it may have given or hereafter give rise to Claims which are presently unknown, unanticipated and unsuspected, and the release provided hereunder has been negotiated and agreed upon in light of that realization.

       4. NO TRANSFER OF CLAIMS. Each of the Releasing Parties represents and warrants that it has not heretofore assigned, or transferred, or purported to assign or to transfer, to any person or entity, any Claim released hereunder or any portion thereof or interest therein, and each of the Releasing Parties agrees to indemnify, defend and hold the Released Parties harmless from and against any and all such Claims based on or arising out of any such assignment or transfer or purported assignment or transfer.

       5. ADVICE OF COUNSEL. Each of the Releasing Parties hereby agrees, represents and warrants that it has had advice of counsel of its own choosing in negotiations for and the preparation of this Release, including the foregoing release, that it has read the provisions of this Release, and that it is fully aware of its contents and legal effect.

       6. DAMAGES AND ATTORNEYS' FEES. Each of the Releasing Parties agrees that if it hereafter commences, joins in, or in any manner seeks, relief through any suit arising out of, based upon, or relating to any of the Claims or in any manner asserts against such Released Parties, or any of them, any of the Claims, then the undersigned will pay to such Released Parties, and each of them, in addition to any other damages caused to such Released Parties thereby, all attorneys' fees incurred by such Released Parties in defending or otherwise responding to said suit or claim.

DATED:  May __, 1997        THE PARTNERSHIP:

                            WRIGHT-CARLYLE PARTNERS,
                            a California general partnership

                            By:    MEDICAL OFFICE BUILDINGS, LTD.,
                                   a Washington limited partnership

                                   By:    WRIGHT RUNSTAD ASSOCIATES LIMITED
                                          PARTNERSHIP,
                                          a Washington limited partnership,
                                          General Partner

                                          By:    WRIGHT RUNSTAD & CO.,
                                                 a Washington corporation,
                                                 General Partner

                                                 By:    ____________________
                                                 Name:  ____________________
                                                 Title: ____________________

                            BUYER:

                            MEDICAL OFFICE BUILDINGS, LTD.,
                            a Washington limited partnership

                            By:    WRIGHT RUNSTAD ASSOCIATES LIMITED
                                   PARTNERSHIP,
                                   a Washington limited partnership,
                                   General Partner

                                   By:    WRIGHT RUNSTAD & CO.,
                                          a Washington corporation,
                                          General Partner

                                          By:           ____________________
                                          Name:         ____________________
                                          Title:        ____________________

                            ASSIGNEE:

                            MOBL NOMINEE, INC.,
                            a Washington corporation


                            By:           ____________________
                            Name:         ____________________
                            Title:        ____________________


                            MANAGER:

                            WRIGHT RUNSTAD & ASSOCIATES LIMITED PARTNERSHIP, a Washington limited partnership

                            By:    WRIGHT RUNSTAD & CO.,
                                   a Washington corporation,
                                   General Partner


                                   By:           ____________________
                                   Name:         ____________________
                                   Title:        ____________________





                                       EXHIBIT "E"
                                       -----------


                                     RESERVE AMOUNTS


Severance reserve (1)                                          $ 36,757.00

Tenant improvement and lease commission reserve (2)             121,513.00

General winding-up reserve (3)                                   29,730.00
                                                               -----------

Total Reserve                                                  $188,000.00
                                                               ===========

(1) Seller shall not be responsible for (and no amount in the Reserve shall be used to pay) severance payments other than those scheduled on the attached "Severance Schedule" and then only if the employees listed thereon are not employed at the Property as of July 27, 1997. Any other severance obligations hall be the sole obligation of Buyer and Buyer shall protect, defend, indemnity and hold Seller harmless from and against any Claims in connection therewith.

(2) Seller shall not be responsible (and no amount in the Reserve shall be used to pay) tenant improvement costs or leasing commissions other than unpaid tenant improvement costs and lease commissions under leases entered into prior to March 20, 1997 to the extent shown on the attached schedule. Any other tenant improvement or leasing commission obligations shall be the sole responsibility of Buyer and Buyer shall protect, defend, indemnify and hold Seller harmless from and against any claims in connection therewith.

(3) Costs of dissolution of the Operating Partnership, including payment for Final Tax Return under Section 10.7 and proration adjustments payable by Seller.